                                                                   Exhibit 10.01

                             EMPLOYMENT AGREEMENT
                             --------------------

     EMPLOYMENT AGREEMENT (the "Agreement") made and entered into as of the 1st day of July, 1996 (the "Effective Date"), by and between SMT HEALTH SERVICES INC., a Delaware corporation (the "Company"), and JEFF D. BERGMAN (the "Employee").

                                  WITNESSETH:
                                  -----------

     WHEREAS, the Company desires to secure the continued employment of Employee in an executive capacity; and

     WHEREAS, the Company and the Employee desire to enter into this Agreement in order to set forth certain terms and conditions of Employee's continued employment with the Company and to terminate the existing employment agreement dated as of March 1, 1995;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     1.  Employment.  The Company hereby agrees to continue to employ the
         -----------
Employee and the Employee hereby agrees to continue to be employed by the Company commencing on the date hereof for the Term (as defined below) of the Agreement, in the position and with the duties and responsibilities set forth in
Section 2 below, and upon the other terms and subject to the conditions hereinafter stated.

     2.  Position, Duties and Responsibilities.
         --------------------------------------

         (a) During the Term of the Agreement, the Employee shall serve as the Chairman of the Board, President and Chief Executive Officer of the Company.
The Employee shall have general executive supervision over the property, business and affairs of the Company, subject to the policies and directions of, and the executive responsibilities that may be assigned to him by and reporting directly and solely to, the Board of Directors of the Company (the "Board of Directors"). The Employee shall be responsible for the development, coordination and implementation of the strategies for the Company's business. The Employee shall have general supervisory authority over the executive officers and other employees of the Company and responsibilities with respect to the retention and dismissal of such officers and employees, except that any executive officer performing the functions customarily assigned to a chief operating officer or chief financial officer, as the case may be, shall be appointed by and may be dismissed only with the consent of the Board of Directors. The Employee shall be a signatory, at all times during the term of this Agreement, on all bank accounts, of every nature and kind, and all other banking arrangements, including safety deposit boxes, lockbox accounts, and the like. Employee's duties shall be performed principally at the Company's executive offices which are located in the Pittsburgh Metropolitan Area and Employee shall not be required to perform duties outside the Pittsburgh Metropolitan Area which would necessitate changing his present residence, unless Employee otherwise agrees in writing. For purposes of this Agreement, the term "Pittsburgh Metropolitan Area" shall encompass the City of Pittsburgh, Pennsylva nia, the Borough of Wexford, Pennsylvania, and the territory within a fifteen (15) mile radius of such borough. The Company agrees that it shall not relocate or transfer its principal executive offices to a location outside the Pittsburgh Metropolitan Area.

         (b) During the Term, the Employee shall devote such time and attention to affairs of the Company as are necessary to faithfully and diligently perform his duties and responsibilities hereunder; provided, however, that nothing contained herein shall prohibit the Employee from (a) engaging in officiating in the National Football League or other leagues approved by the Board of Directors, (b) serving as a member of the Board of Directors or officer of any other for-profit entity so long as Employee has obtained the prior consent of Board of Directors , or (c) engaging in charitable and community affairs.

     3.  Term.  The initial term of this Agreement shall be for a period of
         -----
three (3) years, commencing on July 1, 1996, and ending on June 30, 1999. On each quarterly anniversary of the Effective Date while Employee remains Employed hereunder, such term shall be automatically extended by three months, and shall continue until Employee's employment hereunder is terminated pursuant to Section 5 hereof (the initial term of this Agreement, as extended by each renewal period, is hereinafter defined as the "Term").

     4.  Compensation.  For the services rendered by Employee pursuant to
         -------------
Section 2 during the Term, the Employee shall be paid the compensation and receive the benefits as set forth on Exhibit A annexed hereto.
                                     ---------

     5.  Termination of Agreement.  The Employee's employment hereunder may be
         -------------------------
terminated only as follows:

         (a) By the Company Without Cause.  The Company may at any time
             -----------------------------
terminate the Employee's employment hereunder without Cause, by affirmative vote of a majority of the entire Board of Directors (without counting the presence or vote of the Employee), and upon no less than ninety (90) days' prior written notice to the Employee.

         (b) By the Employee Without Good Reason.  The Employee may at any time
             ------------------------------------
terminate his employment hereunder for any reason upon no less than thirty (30) days' prior written notice to the Company; provided; however; Section 5(d) hereof shall apply in lieu of this Section 5(b) to any termination of employment by the Employee for Good Reason (as defined therein).

         (c) By the Company for Cause.  The Company may at any time terminate
             -------------------------
the Employee's employment hereunder for Cause. Prior to such event, the Company by affirmative vote of a majority of the entire Board of Directors (without counting the presence or vote of the Employee) shall give the Employee prompt written notice specifying in reasonable detail the conduct which is believed to provide the basis for a termination of Employee for Cause. Except in the event of a termination of Employee pursuant to Section 5(c)(ii) (as to which the termination shall be immediately effective after receipt of such letter), within ten (10) business days of the Employee's receipt of such letter, the Employee shall be provided an opportunity, together with his counsel, to present and discuss with the Board of Directors the conduct which is asserted to provide a basis for such purposed for Cause termination. Following such meeting, if Employee does not, within ten (10) days thereof, take such reasonable steps as directed by a majority vote of the entire Board of Directors (without counting the presence or vote of the Employee) to cease or correct the conduct which is asserted to provide a basis for such proposed for Cause termination, the Board of Directors may, by the affirmative vote of a majority of the entire Board of Directors (without counting the presence or vote of the Employee), terminate the Employee's employment for Cause. "Cause" shall mean only one or more of the following:

             (i) The material breach of this Agreement by Employee, which breach shall not have been cured by Employee within thirty (30) days after the Employee's receipt from the Company at the direction of a majority of the entire Board of Directors (without counting the presence or vote of the Employee) of written notice specifying in reasonable detail the nature of Employee's breach;

             (ii) The conviction of Employee for a crime of moral turpitude or a felony which is materially injurious to the reputation or business of the Company; and

             (iii) Any willful act or acts by Employee which is materially and demonstrably injurious to the Company (excluding any act ratified or approved by the Board of Directors of the Company and further excluding any act taken by Employee in good faith with a reasonable belief that such act was in the best interests of the Company).

Neither the Employee's participation in or presence at any meeting at which a for Cause termination is discussed nor the Employee's efforts to cease or cure any conduct purported to be sufficient basis for a for Cause termination, shall be considered an admission, acknowledgment or agreement that such conduct does in fact provide a sufficient basis for a for Cause termination.

         (d) By the Employee for Good Reason.  The Employee may terminate
             --------------------------------
employment hereunder for Good Reason at any time by providing prompt written notice to the Company within a reasonable time after the occurrence of the event(s) constituting such Good Reason. For purposes of this Agreement, "Good Reason" means only one or more of the following:

             (i) The material breach of this Agreement by the Company, which breach shall not have been cured by the Company within thirty (30) days after the Company's receipt from the Employee or his agent of written notice specifying in reasonable detail the nature of the Company's breach.

             (ii) The required relocation of the Employee out of the Company's principal executive offices or the Pittsburgh Metropolitan Area without his specific prior written consent.

             (iii) The assignment to the Employee of any duties inconsistent in any material respect with the Employee's position (including status and reporting requirements), authority, duties, powers or responsibilities as contemplated by Section 2 of this Agreement, or any other diminution of such, authority, duties, position or responsibili ties, excluding for this purpose any isolated, insubstantial action by the Company not taken in bad faith and which is remedied by the Company within thirty (30) days after receipt of written notice from the Employee to the Company that such action will be considered a Good Reason hereunder unless timely remedied.

             (iv) A material increase in Employee's responsibilities, workload, required hours or travel from that historically required of Employee, not remedied by the company within thirty (30) days after receipt of written notice from Employee to the Company that such increase will be considered a Good Reason hereunder unless timely remedied.

         (e) Death.  The Employee's employment for all purposes under this
             ------
Agreement shall terminate upon his death.

         (f) Disability.  In the event that the Employee is determined by a
             -----------
physician's written evaluation delivered to the Company (i) to be "permanently and totally disabled" as defined in (S) 22(e)(3) of the Internal Revenue Code of 1986, as amended, or (ii) to have been for a period exceeding one year unable to perform the important duties hereunder due to an injury or sickness (and has not performed any such work) then the Company may, at its discretion, upon sixty
(60) days notice to the Employee or his guardian, as the case may be, terminate the Employee's employment hereunder.

         (g) Mutual Written Agreement.  This Agreement and the Employee's
             -------------------------
employment hereunder may be terminated at any time by the mutual written agreement of the Employee and the Company.

     6.  Compensation in Event of Termination.
         -------------------------------------

         (a) Termination by Employee for Good Reason; by Company Without Cause.
             ------------------------------------------------------------------
In the event that the Employee's employment hereunder is terminated: (i) by the Company without Cause pursuant to Section 5(a) hereof; or (ii) by the Employee for Good Reason pursuant to Section 5(d) hereof, then the Company shall pay or provide in the same manner as before termination, as applicable, the following compensation and benefits to the Employee:

             (i) Continuation of full salary, bonuses (including profit sharing) and benefits (including Automobile Allowance) during the time period equal to the remaining Term of the Agreement immediately prior to the Employee's termination (without regard to any future renewals that would have occurred absent such termination) (the "Termination Period");

             (ii) Any other amounts, awards, benefits or other compensation to which the Employee is or, prior to his termination of employment, was entitled during the Termination Period under any of the Company's other compensation plans which to the extent of any vesting dates occurring during the Termination Period, shall be considered to vest on such date notwithstanding such termination (unless more quickly vested pursuant to Section 9(b) hereof or the terms of such plan); and

             (iii) Continuing coverage, to the extent not prohibited by law, during the Termination Period or until comparable benefits are made available to him in connection with subsequent employment, whichever period is shorter (or, at Employee's election, for a period of twelve (12) months from the date of Employee's termination of employment), for the Employee and his eligible dependents under all of the Company benefit plans in effect and applicable to Employee and his eligible dependents as of the date of termination. In the event that the Employee and/or his eligible dependents, because of the Employee's terminated status, cannot be covered or fully covered under any or all of the Company benefit plans, the Company shall continue to provide the Employee and/or his eligible dependents with the same level of such coverage in effect prior to termination, on an unfunded basis if necessary.

         (b) Termination for Cause by the Company.  In the event that the
             -------------------------------------
Company shall terminate the Employee's employment hereunder for Cause pursuant to Section 5(c), this Agreement shall forthwith terminate and the obligations of the parties hereto shall be as set forth in Section 9 hereof.

         (c) Termination by Employee Without Good Reason.  In the event that the
             --------------------------------------------
Employee shall terminate employment hereunder (other than for Good Reason) pursuant to Section 5(b) hereof, this Agreement shall forthwith terminate and the obligations of the parties hereto shall be as set forth in Section 9 hereof.

         (d) Death.  In the event of the death of the Employee, then the Company
             ------
shall pay (or cause to be paid), within thirty (30) days of such death, or provide in the same manner as before the Employee's death, as applicable, the following compensation and benefits to the estate of the Employee, or the Employee's personal representative, or to those individuals designated in a writing delivered to the Company by the Employee prior to his death;

             (i) A lump sum payment equal to the sum of (A) the Employee's highest annual Base Salary; (B) the Employee's highest annualized Automobile Allowance; and (C) the Employee's highest award under the Company's Profit Sharing Plan, in each case, for any of the three years preceding the date of such termination (the "Lump Sum Amount"); and


             (ii) Continuing coverage, to the extent not prohibited by law, for a period of twelve (12) months from the date of Employee's death for the Employee's eligible dependents under all of the Company Benefit Plans in effect and applicable to Employee and his eligible dependents as of the date of death. In the event that such eligible dependents, cannot be covered or fully covered under any or all of the Company benefit plans, the Company shall continue to provide the Employee and/or his eligible dependents with the same level of such coverage in effect prior to termination, on an unfunded basis if necessary.

         (e) Disability.  In the event that the Company elects to terminate the
             -----------
Employee's employment hereunder pursuant to Section 5(f), then the Company shall pay (or cause to be paid) within thirty (30) days of the such termination or provide in the same manner as before termination, as applicable, the following compensation and benefits to the Employee or his personal representative:

             (i) All amounts as the Employee is entitled to under the Company's disability policy and program applicable to Employee;

             (ii)   The Lump Sum Amount; and

             (iii) Continuing coverage, to the extent not prohibited by law, for a period of twelve (12) months from the date of Employee's termination or until comparable benefits are made available to him in connection with subsequent employment, whichever period is shorter, for the Employee and his eligible dependents under all of the Company Benefit Plans in effect and applicable to Employee and his eligible dependents as of the date of termination. In the event that the Employee and his eligible dependents, because of the Employee's terminated status, cannot be covered or fully covered under any or all of the Company benefit plans, the Company shall continue to provide the Employee and/or his eligible dependents with the same level of such coverage in effect prior to termination, on the unfunded basis if necessary.

         (f) Mutual Written Consent.  In the event that the Employee and the
             -----------------------
Company shall terminate the Employer's employment by mutual written agreement, the Company shall pay such compensation and provide such benefits, if any, as the parties may mutually agree upon in writing.

The Employee shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking employment or otherwise, nor shall any amounts received from employment, insurance or otherwise by the Employee offset or reduce in any manner the obligations of the Company hereunder.

     7.  Change in Control.
         ------------------

         (a) Definition.  For purposes of this Agreement, the term "Change of
             -----------
Control" shall mean the occurrence of any of the following events:

             (i) The sale or other disposition by the Company of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a person with respect to which, following such sale or disposition, more than eighty percent (80%) of, respectively, the then outstanding shares of Company common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (herein, "voting securities") is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Company common stock and voting securities immediately prior to such sale or disposition;

             (ii) The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership of twenty-five percent (25%) or more of the outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities of the Company; provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (y) the Employee or any other person who is a director or executive officer of the Company as of the date hereof, or (z) any person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act (as such rule is in effect as of January 1, 1995), to file a statement on Schedule 13G with respect to its beneficial ownership of Company common stock or other voting securities whether or not such person shall have filed a statement on Schedule 13G, unless such person shall have filed a statement on Schedule 13D with respect to beneficial ownership of 15 percent (15%) or more of the Company voting securities, shall not constitute a Change of Control;

             (iii) The Company's termination of its business and liquidation of its assets;

             (iv) The reorganization, merger or consolidation of the Company into or with another person or entity, by which reorganization, merger or consolidation the persons who held one hundred percent (100%) of the voting securities of the Company prior to such reorganization, merger or consolidation receive less than fifty-two percent (52%) of the outstanding voting securities of the new or continuing corporation(s); or

             (v) If, on any Testing Date , less than a majority of the members of the Board of Directors are persons who were either (A) nominated or recommended for election by at least a two-thirds vote of those persons who were members of the Board of Directors or Nominating Committee of the Board of Directors two years prior to the Testing Date, or (B) elected by the Board of Directors, including at least a two-thirds vote in favor of such election by the persons who were members of the Board of Directors two years prior to the Testing Date.

For the purpose of paragraph (v), each change in the composition of the members of the Board of Directors during employee's employment hereunder and for six (6) months thereafter, shall be considered a Testing Date.

         (b) Payment Following Change in Control.  In the event that the
             ------------------------------------
Employee's employment hereunder is terminated (other than for cause, death, disability or pursuant to Section 5(c), (e) or (f), respectively) within twelve
(12) months prior to or within twenty-four (24) months following a Change in Control, then, at Employee's sole election, in lieu of any compensation or benefits owed to Employee pursuant to Section 6 of this Agreement, the Company shall pay or provide the following compensation and benefits to Employee:

             (i) Unless rejected pursuant to paragraph (d), three times the Lump Sum Amount (reduced by any amounts previously paid pursuant to Section 6); and, otherwise, a lump sum payment equal to three times Employee's then current annual Base Salary (reduced by any amounts previously paid pursuant to Section
6);

             (ii) Any other amounts, awards, benefits or other compensation to which the Employee is or, prior to his termination of employment, was entitled during the Termination Period under any of the Company's other compensation plans, which to the extent of any vesting dates occurring during the Termination Period, shall be considered to vest on such date notwithstanding such termination (unless more quickly vested pursuant to Section 9(b) hereof or the terms of such plans); and

             (iii) Continuing coverage, to the extent not prohibited by law, for a period of twenty-four (24) months from the date of Employee's termination or until comparable benefits are made available to him in connection with subsequent employment, whichever period is shorter, for the Employee and his eligible dependents under all of the Company benefit plans in effect and applicable to Employee and his eligible dependents as of the date of termination. In the event that the Employee and/or his eligible dependents, because of the Employee's terminated status, cannot be covered or fully covered under any or all of the Company benefit plans, the Company shall continue to provide the Employee and/or his eligible dependents with the same level of such coverage in effect prior to termination, on an unfunded basis if necessary.

         (c) Alternative Payment Following Change in Control.  If the Employee
             ------------------------------------------------
does not elect to receive the compensation and benefits set forth in paragraph
(b), the Employee shall receive the compensation and benefits set forth in
Section 6(a) with respect to such termination.

         (d) Employee shall receive three times the Lump Sum Amount pursuant to paragraph (b)(i), unless the applicable Board of Directors votes to limit such payment to three times Employee's then current annual Base Salary. The Company's Board of Directors shall be the applicable Board of Directors with respect to a change of control described in subparagraph (a)(i), (ii), (iii) or
(v); and, the surviving entity's Board of Directors shall be the applicable Board of Directors in the case of a change of control described in subparagraph
(a)(iv).

     8.  Expenses.  Employee will be reimbursed all reasonable, ordinary and
         ---------
necessary business expenses, including expenses for entertainment, travel and similar items that are approved by the Company. The Company will reimburse Employee for all expenses upon a presentation of Employee of itemized accounts of such expenditures in accordance and in the manner in a form reasonably described by the Company.

     9.  Effect of Termination.  Upon the termination of the Employee's
         ----------------------
employment hereunder, neither the Company nor the Employee shall have any remaining duties or obligations hereunder except that:

         (a) the Company shall:

             (i) Pay the employee's accrued salary and any other accrued benefits for all periods ending on or prior to the date of termination under Sections 4 hereof or Exhibit A annexed hereto;
                     ---------

             (ii) Reimburse the Employee for expenses incurred in accordance with Section 8 hereof for all periods ending on or prior to the date of termination;

             (iii) Pay or otherwise provide for any benefits, payments or continuation or conversion rights in accordance with the provisions of any Company benefit plan of which the Employee or any of his dependents is or was a participant or as otherwise required by law;

             (iv) Pay all compensation previously deferred by Employee and not yet paid by Company (together with interest, if any, thereon) and any other accrued benefits, including accrued vacation pay and the annual estate planning allowance not yet paid by the Company;

             (v) Pay the Employee and his beneficiaries any compensation or provide the Employee or his eligible dependents any benefits due pursuant to Sections 6 or 7 hereof or Exhibit A annexed hereto.
          ---------

         (b) Unless the employment of the Employee is terminated for Cause pursuant to Section 5(c) or by the Employee without Good Reason pursuant to
Section 5(d), the vesting period and other restrictions shall lapse for all stock options or other stock awards previously granted to the Employee by the Company and all such stock awards shall be deemed to be fully vested. In such case, the Company shall extend the option exercise period to the third anniversary of the date of the Employee's termination for all such options held by the Employee as of the date of the termination of his employment hereunder.

         (c) Except in the event of Employee's termination of his employment hereunder for Good Reason pursuant to Section 5(d) or by the Company without Cause pursuant to Section 5(a), or by mutual agreement upon any other termination, the Employee shall remain bound by the terms of Section 10(a) hereof, and, in any event, Employee shall remain bound by the terms of Section 10(b)-(d) hereof.

         (d) The Company shall be authorized to withhold from any payment to the Employee, his estate or his beneficiaries hereunder all such amounts, if any, that the Company may reasonably determine it is required to withhold pursuant to any applicable law or regulation.

     10. Restrictions.  The Company has invested and will continue to invest
         -------------
considerable resources in the development of its business and in the research, development and design of its activities and their delivery, which investment has or will result in the generation of proprietary, confidential and/or trade secret data, information, techniques and materials, both tangible and intangible, which are owned by the Company.

         (a) The Employee agrees that during the Term, and except in the event of Employee's termination of his employment hereunder for Good Reason or by the Company without Cause, for a period of two (2) year from the date of the termination of the Employee's employment hereunder, he will not directly or indirectly (i) engage in mobile magnetic resonance imaging business (the "Company Business") within one hundred fifty (150) miles of any location then serviced by the Company; (ii) compete or participate as agent, employee, consultant, advisor, representative or otherwise in any enterprise engaged in a business which has any material operations engaged in a business competitive with the Company Business within one hundred fifty (150) miles of any location then serviced by the Company; or (iii) compete or participate as a stockholder, partner or joint venturer, or have any direct or indirect financial interest, in any enterprise which has any material operations engaged in a business competitive with the Company Business within one hundred fifty (150) miles of any location then serviced by the Company; provided, however, that nothing contained herein shall prohibit the Employee from (A) owning, operating and managing and continuing to own, operate and manage the investments and businesses owned, operated or managed by Employee on the date hereof; (B) owning, operating or managing any business, or acting upon any business opportunity after obtaining approval of a majority of the Board of Directors of the Company and a majority of the independent members of the Board of Directors of the Company (if any); or (C) owning no more than five percent (5%) of any publicly-traded corporation with respect to which Employee does not serve as an officer, director, employee, consultant or in any other capacity other than as an investor.

         (b) The Employee shall abide by and be bound as part of the employment relationship created by this Agreement to comply with the provisions regarding confidential information, attached as Exhibit B annexed hereto.
                                      ---------

         (c) To the extent the Employee develops, makes, conceives, contributes to or reduces to practice any intellectual property related to the duties of the Employee hereunder or which results in any way from the Employee using the resources of the Company, such intellectual property is and shall be the sole and exclusive property of the Company. Accordingly, the Employee shall abide by and be bound to comply with the provisions regarding ownership of intellectual property, attached as Exhibit C annexed hereto.
                      ---------

         (d) During the Term, except in the event of Employee's termination of his employment hereunder for Good Reason pursuant to Section 5(d) or by the Company without cause pursuant to Section 5(a) and for an additional period of two (2) year immediately following termination of the Employee's employment with the Company, he shall abide by and be bound to comply with the additional restrictive covenants of the Company attached as Exhibit D annexed hereto.
                                                 ---------

         (e) Employee agrees and acknowledges that the compensation due to him hereunder shall be full and adequate consideration for the Employee's agreement to the foregoing restrictions.

Nothing in this Section 10 is intended to enhance or increase the rights otherwise available to the Employee in respect of an unlawful act or omission by the Company.

     11. Acknowledgement.  The Employee acknowledges that the restrictions set
         ----------------
forth in Section 10 hereto are reasonable in scope and essential to the preservation of the Company's business and proprietary properties and that the compensation paid to him pursuant to paragraph 10(e) fully compensates him for accepting such restrictions. The Company acknowledges that the compensation paid to the Employee pursuant to paragraph 10(e) is a reasonable payment for his acceptance of the restrictions in Section 10.

     12. Severability.  The covenants of the Employee contained in Section 10
         -------------
hereto shall be construed as an agreement independent of any other provision in this Agreement and the existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. If, at the time of enforcement, any sentence, paragraph, clause, or combination of the same of such independent agreement in Section 10 is in violation of the law of any state where applicable, such sentence, paragraph, clause, or combination of the same shall be void in the jurisdictions where it is unlawful, and the remainder of such paragraph in Section 10 shall remain binding on the parties. In the event that any part of any covenant of Section 10 is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties agree that such court shall substitute a judicially enforceable limitation in its place, and that as so modified, the covenants shall be binding upon the parties as if originally set forth in this Agreement.

     13.  Notices.  All notices and other communications hereunder shall be in
          --------
writing and
shall be deemed to have been given if delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, or by telecopy (immediately followed by telephone confirmation of delivery of such telecopy with the intended recipient of such notice and by notice in writing sent promptly by registered or certified mail as provided above) to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

To the Company:

     SMT Health Services Inc.
     10521 Perry Highway
     Wexford, Pennsylvania 15090
     (412) 933-3300
     (412) 933-3311 (facsimile)

With a copy to:

     Ronald Basso, Esquire
     Buchanan Ingersoll Professional Corporation
     One Oxford Center
     20th Floor, 301 Grant Street
     Pittsburgh, Pennsylvania 15219
     (412) 562-3943
     (412) 562-1041 (facsimile)

To the Employee:

     Jeff D. Bergman
     335 Golfside Drive
     Wexford, Pennsylvania 15090
     (412) 935-9590

With a copy to:

     Steven M. Cherin, Esquire
     Gefsky and Lehman, P.C.
     2301 One PPG Place
     Pittsburgh, Pa  15222
     (412) 391-2727
     (412) 391-1685 (facsimile)

All such notices and communications shall be deemed to have been received on the date of personal delivery, on the date that the telecopy is confirmed as having been received or on the third business day after the mailing thereof, as the case may be.

     14. Governing Law.  This Agreement shall be governed by and construed in
         --------------
accordance with the laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions.

     15. Severability.  If any provision of this Agreement is held to be
         -------------
illegal, invalid or unenforceable under present or future laws effective during the Term, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be effected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible and still be legal, valid or enforceable. The lack of deductibility or recharacterization for tax or accounting purposes, or the imposition of any excise taxes or penalties, fines or other charges, or imposition of any injunction or similar restraint against the Company with respect to the payment of any amount or provision of any benefit hereunder, shall not be construed to make the provisions of this Agreement providing for such payment or provision "illegal, invalid or unenforceable", nor in any manner reduce the entitlement of the Employee, or his successor or assign to receive such payment or benefit.

     16. Recharacterization of Payments.  To the extent that, but for this
         -------------------------------
Section 16, any payment or benefit hereunder is determined by the Company's outside auditors, Internal Revenue Service, or by any court of component jurisdiction to be an "Excess Parachute Payment" as defined in Section 280G
(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), such amount as may be necessary to preclude any such payment or benefit from being considered an "Excess Parachute Payment" shall be recharacterized and shall constitute an unsecured, long-term loan from the Company to the Employee, his personal representative, his successors or assigns, as the case may be, payable together with accrued interest on the tenth anniversary of the payment of such recharacterized payment or the receipt of such recharacterized benefit, with interest at the Applicable Federal Rate for loans in excess of nine years, as defined in Section 1274 of the Code, on such principal amount. Such loan shall be evidenced by a promissory note in the form attached hereto as Exhibit E.
                                                                 ---------

     17. Indemnification.  The Company agrees to indemnify the Employee to the
         ----------------
fullest extent permitted by law for his services to, or on behalf of the Company, as an Employee hereunder, as a director and in any and every other capacity in which he may serve the Company or its interests. In furtherance of such agreement to indemnify, but no by way of limitation, the terms of the Company's Certificate of Incorporation and By-Laws providing for such indemnification and payment of expenses, as in effect on the date hereof (and, which are attached hereto as Exhibit F), are hereby incorporated by reference as
                             ---------
if fully stated herein. Additionally, the provisions of Exhibit G shall supplement such provisions. For the purpose of this Agreement, any amendment to said Certificate of Incorporation or By-Laws shall not be effective to reduce, qualify or otherwise limit the scope, benefit or enforceability of this provision; provided, however, if any such amendment extends or improves the
           --------  -------
scope, benefit or enforceability of the indemnification and payment of expenses contained in such By-Laws for any officer, director, employee or agent, such extended or improved provisions shall be deemed to be incorporated by reference herein for the benefit of the Employee without any further action by the Company or the Employee.

     18. Arbitration.  Except as otherwise provided herein, in the event of any
         ------------
controversy,
dispute or claim arising out of, or relating to, this Agreement, or the breach thereof, or arising out of any other matter relating to the Employee's employment with the Company or the termination of such employment, the parties may seek recourse only for temporary or preliminary injunctive relief to the courts having jurisdiction thereof and if any relief other than injunctive relief is sought, the Company and the Employee agree that such underlying controversy, dispute or claim shall be settled by arbitration conducted in Pittsburgh, Pennsylvania, in accordance with this Section 16 of the Agreement and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The matter shall be heard and decided, and awards rendered, by a panel of three (3) arbitrators (the "Arbitration Panel") each of which shall have at least ten (10) years' experience in executive compensation and employment matters. The Company and the Employee shall each select one qualified arbitrator from the AAA National Panel of Commercial Arbitrators (the "Commercial Panel") and AAA shall select a third qualified arbitrator from the Commercial Panel. The award rendered by the Arbitration Panel shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof.

     19. Entire Agreement.  This Agreement sets forth the entire understanding
         -----------------
of the parties with respect to the matters specified herein. No other terms or conditions and no amendments or modifications shall be binding unless made in writing and signed by the parties hereto. Upon execution and delivery by both parties of this Agreement, the parties agree that the Employee Agreement dated as of March 1, 1995, shall terminate without further obligation to either party.

     20. Binding Effect.  This Agreement shall be binding upon the parties
         ---------------
hereto and shall inure to the benefit of such parties, their respective heirs, representatives, successors and permitted assigns. This Agreement may not be assigned by the Employee nor may it be assigned by the Company without the Employee's consent.

     21. Expenses.  The Company shall bear the costs of all expenses associated
         ---------
with the creation, negotiation and execution of this Agreement, including the fees of its counsel, the Employee's counsel and of any consultant retained by the Company to advice the Employee and/or the Board of Directors with respect to the terms and conditions of this Agreement. The Company shall bear the full cost of each arbitrator selected pursuant to Section 16 hereof with respect to any dispute hereunder. Otherwise, each party shall pay their individual expenses with respect to this Agreement.



              * * * SIGNATURES APPEAR ON THE FOLLOWING PAGE * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                            SMT HEALTH SERVICES INC.

                                            By:
                                               --------------------------------

                                            Name:
                                                 ------------------------------

                                            Title:
                                                  -----------------------------



                                            EMPLOYEE:



                                            -----------------------------------
                                                      Jeff D. Bergman